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                                                                      EXHIBIT 12

                   TENNECO INC. AND CONSOLIDATED SUBSIDIARIES

              COMBINED WITH 50% OWNED UNCONSOLIDATED SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                             (DOLLARS IN MILLIONS)
                                  (UNAUDITED)

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
                                                                   SIX MONTHS
                                                                      ENDED
                                                                    JUNE 30,
                                                                   ------------
                                                                   1997   1996
                                                                   -----  -----
Income from continuing operations................................. $ 180  $ 178
Add:
  Interest........................................................    98    100
  Portion of rentals representative of interest factor............    26     29
  Preferred stock dividend requirements of majority-owned
   subsidiaries...................................................    10     10
  Income tax expense and other taxes on income....................    82    126
  Amortization of interest capitalized............................     1      1
  Undistributed (earnings) losses of affiliated companies in which
   less than a 50% voting interest is owned.......................    (1)    --
                                                                   -----  -----
    Earnings as defined........................................... $ 396  $ 444
                                                                   =====  =====
Interest.......................................................... $  98  $ 100
Interest capitalized..............................................     1      4
Portion of rentals representative of interest factor..............    26     29
Preferred stock dividend requirements of majority-owned
 subsidiaries on a pre-tax basis..................................    16     16
                                                                   -----  -----
    Fixed charges as defined...................................... $ 141  $ 149
                                                                   =====  =====
Ratio of earnings to fixed charges................................  2.81   2.98
                                                                   =====  =====
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